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                                                                    Exhibit 13.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                           AND PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 20-F of China GrenTech Corporation Limited (the "Company") for the year ended December 31, 2007 as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"), Yingjie Gao, as Chairman of the board of directors and Chief Executive Officer of the Company, and Rong Yu, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Yingjie Gao
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Name: Yingjie Gao
Title: Chairman of the board of directors and Chief Executive Officer
Date: October 28, 2008


By: /s/ Rong Yu
------------------------------------
Name: Rong Yu
Title: Chief Financial Officer
Date: October 28, 2008

     This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed "filed" by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.